Exhibit 10.1

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 dated December 16, 2021 (“Amendment No. 1”) to the Securities Purchase Agreement (the “Agreement”) dated December 13, 2021 between Hudson Capital, Inc., a British Virgin Islands company (the “Company”), and ATW Opportunities Master Fund L.P. (the “Purchaser”).

WHEREAS, the Agreement provided for the purchase by the Purchaser of 431,000 pre-funded warrants of the Company;

WHEREAS, both the Purchaser and the Company desire to amend the Agreement to increase the number of pre-funded warrants of the Company to be purchased thereunder;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Amendment No. 1, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1.           Defined terms not otherwise defined herein shall have the meaning given to them in the Agreement and provisions of the Agreement not otherwise amended herein shall continue in full force and effect.

2.           The first paragraph of Section 2.1 shall be replaced in its entirety by the following:

On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase 1,177,500 Warrants for an aggregate purchase price of $ 2,355,000;

3.           Section 5.1 of the Agreement shall be replaced in its entirety by the following:

Termination. This Agreement may be terminated by the Purchaser by written notice to the other parties, if the Closing has not been consummated on or before the fifth Trading Day after all of the conditions to Closing have been satisfied or waived; provided, however, that in no event shall the closing of the Merger occur prior to the Closing and no such termination will affect the right of any party to sue for any breach by any other party (or parties).

4.            Exhibit A, the Form of Warrant is hereby amended to show the number of shares subject to the Warrant as 1,177,500.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HUDSON CAPITAL INC.		Address for Notice: 19 West 44th Street, Suite 1001 New York, NY 10036
By:	/s/ Warren Wang	Fax:
Name:	Warren Wang
Title:	Chief Executive Officer

With a copy to (which shall not constitute notice):
Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 Attention: Benjamin Tan, Esq.

ATW OPPORTUNITIES MASTER FUND L.P.		Address for Notice: 7969 NW 2nd Street, #415 Miami, FL 33126
By:	ATW Partners Opportunities Fund GP, LLC	Fax:

By	/s/ Antonio Ruiz-Gimenez, Jr.
Name:	Antonio Ruiz-Gimenez, Jr.
Title:	Member

With a copy to (which shall not constitute notice):

Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Attention: Mitchell Nussbaum, Esq.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

2

IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 1 to the Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ATW Opportunities Master Fund L.P.

Signature of Authorized Signatory of Purchaser: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Email Address of Authorized Signatory:_________________________________________

Facsimile Number of Authorized Signatory: __________________________________________

Address for Notice to Purchaser:

7969 NW 2nd Street #415

Miami, FL 33126

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount (as amended by Amendment No. 1): $2,355,000

Warrant Shares (as amended by Amendment No. 1): 1,177,500

EIN Number: _______________________

3